Exhibit 97.1
INCENTIVE COMPENSATION RECOVERY POLICY
1.0Purpose and Introduction:
1.1This Incentive Compensation Recovery Policy (this “Recovery Policy”) is adopted by Amazon Holdco Inc., a Delaware corporation (the “Company”), which is expected to be renamed Amentum Holdings, Inc. as of the effective date of the initial listing of the Company’s shares on the New York Stock Exchange (the “Exchange”) as required by Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10D-1 under the Exchange Act and the applicable New York Stock Exchange Listing Standards (collectively, the “Recovery Rules”).
1.2The purpose of this Recovery Policy is solely to comply with the Company Group’s (as defined below) obligations under the Recovery Rules and is not intended to obligate the Company Group to recover more than necessary to comply with the Recovery Rules.
1.3This Recovery Policy is intended to apply independently of all other clawback, recoupment or forfeiture policies, agreements, or other arrangements of the Company Group (collectively, “Other Clawback Policies”); provided, however, that there will be no duplication of recovery of the same compensation.
2.0Applicability:
This documented information applies to all Amentum employees, including employees of all legal entities under Amentum’s exclusive control. Other corporate entities such as Joint Ventures (JVs) and Limited Liability Companies (LLCs) should refer to their respective operating agreements and governing documents to determine the applicability of Amentum policies and procedures.
2.1Exclusions: None
3.0Policy
3.1Administration
This Recovery Policy will be administered by the Compensation Committee of the Board of Directors (the “Board”) of the Company (the “Compensation Committee”). The Compensation Committee must have the full power and authority to construe, interpret, administer, make determinations under and amend this Recovery Policy, consistent with the Recovery Rules. All determinations and decisions made by the Compensation Committee pursuant to this Recovery Policy will be final, conclusive and binding on all persons, including each member of the Company Group, each Specified Officer (as defined below) and each of their respective affiliates, stockholders, employees, heirs, beneficiaries and legal representatives. In the absence of the Compensation Committee, a majority of the independent directors serving on the Board will administer this Recovery Policy as set forth in this paragraph and, in such absence, references in this Recovery Policy to the “Compensation Committee” will be understood to refer to the Board.
3.2Covered Individuals
Each Executive Officer (as defined below) will be subject to this Recovery Policy and will be required to execute a Recovery Policy Participation Agreement in the form attached as Exhibit A hereto. Failure by an Executive Officer to execute a Recovery Policy Participation Agreement will have no impact on the applicability or enforceability of this Recovery Policy.
3.3Recovery of Excess Incentive Compensation
3.3.1In the event the Company is required to prepare a Covered Financial Restatement (as defined below), the Company Group will reasonably promptly seek the recovery of any Excess Incentive Compensation (as defined below) received by a Specified Officer during the three completed fiscal years immediately preceding the applicable Triggering Date (as defined below) (or any transition period that results from a change in the Company’s fiscal year within or immediately following such three completed fiscal years); provided, however, that a transition period between the last day of the Company’s previous fiscal year-end and the first day of its new fiscal year that comprises a period of nine to 12 months will be considered a completed fiscal year for purposes of this Recovery Policy. The Company Group’s obligation to recover Excess Incentive Compensation from a Specified Officer is not dependent on if, or when, the applicable restated financial statements are filed. Unless otherwise specified by the Compensation Committee, a Specified Officer will be required to forfeit or repay the Excess Incentive Compensation within 180 days following the date such Specified Officer is informed that such Specified Officer has received Excess Incentive Compensation from the Company Group. For the avoidance of doubt, any action by the Company Group to recover Excess Incentive Compensation under this Recovery Policy from a Specified Officer will not, whether alone or in combination with any other action, event or condition, be deemed or construed as (i) “good reason” or term of similar import or to serve as a basis for a claim of constructive termination under any benefit or compensation arrangement applicable to such Specified Officer, or (ii) to constitute a breach of a contract or other arrangement to which such Specified Officer is party.
3.3.2Subject to the Recovery Rules, the Compensation Committee will have discretion to determine the method by which Excess Incentive Compensation will be recovered from the applicable Specified Officers; provided that (i) to the extent the applicable Excess Incentive Compensation consists of amounts that have been received by, but not yet paid to, such Specified Officer, such unpaid amounts will be forfeited and (ii) to the extent any remaining Excess Incentive Compensation consists of amounts paid to such Specified Officer in shares of common stock of a member of the Company Group that are still held by such Specified Officer, such Specified Officer will be entitled to repay such amount either in cash or such shares of common stock, as applicable. For the avoidance of doubt, any Excess Incentive Compensation received by a Specified Officer that has subsequently been forfeited prior to payment thereof (including as a result of termination of employment or breach of contract) will be deemed to have been repaid in accordance with this Recovery Policy. To the extent that the application of this Recovery Policy would provide for recovery of Excess Incentive Compensation that the Company Group recovers pursuant to Section 304 of the Sarbanes-Oxley Act or Other Clawback Policies, the amount the relevant Specified Officer has already reimbursed the Company Group will be credited to the required recovery under this Recovery Policy.
3.3.3The Company Group must recover Excess Incentive Compensation pursuant to this Recovery Policy except to the extent the conditions of (i) or (ii) of this sentence are satisfied, including the Company Group’s compliance with any additional requirements set forth in the applicable Recovery Rules related thereto, and the Compensation Committee has made a determination that recovery would be impracticable: (i) the direct expense paid to a third party to assist in enforcing this Recovery Policy would exceed the amount to be recovered; or (ii) recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company Group, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder.
3.4Governing Law
This Recovery Policy will be governed by and construed, interpreted and enforced in accordance with the substantive laws of the State of Delaware without giving effect to any conflicts or choice of laws principle or rule, whether of the State of Delaware or of any other jurisdiction, that may call for the application of the laws of any other jurisdiction. In the event of any legal action, suit or proceeding arising out of or in connection with this Recovery Policy or disputes relating hereto, then (i) to the extent that such action, suit, proceeding or dispute relates to Incentive Compensation that is subject to provisions providing for a pre-determined forum for the resolution of any action, suit, proceeding or dispute relating to such Incentive Compensation, then such provisions will apply mutatis mutandis and (ii) to the extent that such action, suit, proceeding or dispute relates to Incentive Compensation that is not subject to any such provision, then such action, suit, proceeding or dispute must be brought exclusively in the State of Delaware. In the event of any legal action, suit, proceeding or dispute arising under this Recovery Policy, each party will be responsible for bearing its own expenses, attorneys’ fees and other costs during the pendency of such dispute or legal action.
3.5Miscellaneous Provisions
This Recovery Policy will only apply to Incentive Compensation (as defined below) received on or after the effective date of the initial listing of the Company’s shares on the New York Stock Exchange. The Board may amend this Recovery Policy from time to time in its sole and absolute discretion. This Recovery Policy will not limit the rights of the Company Group to take any other actions or pursue other remedies that the Company Group may deem appropriate under the circumstances and under applicable law.
3.6Definitions
3.6.1Company Group: means the Company, collectively with each of its direct and indirect subsidiaries.
3.6.2Covered Financial Restatement: means an accounting restatement required due to material noncompliance by the Company with any financial reporting requirements under the federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The following will not constitute a Covered Financial Restatement: (i) out-of-period adjustments; (ii) retrospective application of a change in accounting principle; (iii) retrospective revision to reportable segment information due to a change in the structure of the internal organization of the Company Group; (iv) retrospective reclassification due to a discontinued operation; (v) retrospective application of a change in reporting entity, such as from a reorganization of entities under common control; and (vi) retrospective revision for stock splits, reverse stock splits, stock dividends or other change in capital structure.
3.6.3Excess Incentive Compensation: means (i) the amount of Incentive Compensation received by a person who was an Executive Officer at any time during the applicable performance period for such Incentive Compensation and which was received by such person on or after the date of becoming an Executive Officer (such person, a “Specified Officer”) from any member of the Company Group in excess of the amount that would have been received had it been determined based on the restated Financial Reporting Measure (as defined below) following the completion of a Covered Financial Restatement, and (ii) any other compensation that is computed based on, or otherwise attributable to, the amounts described in clause (i), in each case, as determined by the Compensation Committee in accordance with the Recovery Rules. The amount of Excess Incentive Compensation will be determined on a gross basis without regard to any taxes owed or paid by the Specified Officer on the receipt or settlement of the Incentive Compensation. For Incentive Compensation based on stock price or total shareholder return, where the amount of Excess Incentive Compensation is not subject to mathematical recalculation directly from the information in an accounting restatement, the amount will be based on a reasonable estimate of the effect of the accounting restatement on the stock price or total shareholder return upon which the Incentive Compensation was received, and the Company will maintain documentation of the determination of that reasonable estimate and provide such documentation to the Exchange. For the avoidance of doubt, Excess Incentive Compensation may include Incentive Compensation received by a person after such person ceases to be an Executive Officer, including a former employee of the Company Group.
3.6.4Executive Officer: means an “executive officer” of the Company (as defined in Rule 10D-1(d) under the Exchange Act) and as identified by the Compensation Committee in accordance with the Recovery Rules.
3.6.5Financial Reporting Measures: means measures that are determined in accordance with the accounting principles used in preparing the Company Group’s financial statements, and any measures that are derived in whole or in part from such measures, including stock price and other measures based on stock price such as total shareholder return. A Financial Reporting Measure need not be presented within the financial statements or included in a filing with the Securities and Exchange Commission.
3.6.6Incentive Compensation: means any compensation that is granted, earned or becomes vested, in whole or in part, upon the attainment of a Financial Reporting Measure and as identified by the Compensation Committee in accordance with the Recovery Rules. Except as otherwise determined by the Compensation Committee, Incentive Compensation will not include the following: (i) salaries; (ii) amounts received solely at the discretion of the Compensation Committee or the Board and that are not received from a pool that is determined by satisfying a Financial Reporting Measure performance goal; (iii) amounts received solely upon satisfying one or more subjective standards; (iv) amounts received solely upon satisfying one or more strategic measures or operational measures; and (v) amounts received solely based on service or the passage of time.
Incentive Compensation will be considered to be “received” by a Specified Officer in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive Compensation is achieved or attained, even if the payment, grant or certification of achievement of the Incentive Compensation occurs after the end of that fiscal period.
3.6.7Triggering Date: means the earlier to occur of (i) the date the Board, a committee of the Board, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare a Covered Financial Restatement and (ii) the date a court of competent jurisdiction, regulator, or other legally authorized body directs the Company to prepare a Covered Financial Restatement; provided that the recovery of Excess Incentive Compensation pursuant to this Recovery Policy as a result of this clause (ii) will only be required if such action by such court, regulator or other legally authorized body, as applicable, is final and non-appealable.
4.0Records: None
5.0References: None
6.0Attachments:
6.1Attachment 1. Exhibit A-Recovery Policy Participation Agreement

Attachment 1
Exhibit A
Recovery Policy Participation Agreement
This Recovery Policy Participation Agreement (this “Participation Agreement”) to the Incentive Compensation Recovery Policy (the “Recovery Policy”) of Amentum Holdings, Inc. (the “Company”) is entered into between the Company and [NAME]. Capitalized terms used but not defined in this Participation Agreement shall have the meanings assigned to such terms in the Recovery Policy.
By signing below, the undersigned:
1.acknowledges and confirms that the undersigned has received and reviewed a copy of the Recovery Policy and that the undersigned is, and the undersigned’s beneficiaries, heirs, executors, administrators or other legal representatives, as applicable, are, subject to the Recovery Policy;
2.acknowledges and agrees that the undersigned shall comply with the Recovery Policy, including, without limitation, by promptly taking any action necessary to return Excess Incentive Compensation pursuant to, and in accordance with, the Recovery Policy and applicable law, and that the undersigned remains subject to the Recovery Policy during and after the undersigned’s employment or engagement with the Company Group;
3.notwithstanding the generality of the foregoing, acknowledges and agrees to comply with and be subject to the terms and conditions of the Recovery Policy, including those set forth in Paragraph 5 regarding the adjudication and settlement of all disputes, controversies or claims arising out of or relating to the Recovery Policy;
4.acknowledges and agrees that in the event of any inconsistency between the Recovery Policy and the terms of any employment agreement to which the undersigned is a party, or the terms of any compensation plan, program, agreement or arrangement under which any Incentive Compensation has been granted, awarded, earned or paid, in each case, the terms of the Recovery Policy shall govern; and
5.acknowledges that the Recovery Policy may be amended from time to time in accordance with the terms thereof and the undersigned shall remain subject to the Recovery Policy, as so amended, in all respects.
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